Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

For Information Contact:

Jack Margareten

Gen/Rx, Inc.

Phone: 526-569-3800

JackMarg32@aol.com

GEN/RX ANNOUNCES FILING OF FORM 15 TO DEREGISTER ITS STOCK

WOODMERE, NY — December 31, 2007 — Gen/Rx, Inc. announced today that it has filed a Form 15 with the Securities and Exchange Commission to voluntarily deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend its obligation to file reports under Section 15(d) of the Exchange Act.  Gen/Rx is eligible to deregister by filing a Form 15 because it has fewer than 300 holders of record of its common stock.  With the filing of the Form 15, Gen/Rx’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K will cease.  Gen/Rx expects that the deregistration of its common stock will become effective 90 days after the date of filing of the Form 15 with the SEC.

This release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Gen/Rx.  These forward-looking statement involve risks and uncertainties and are based on the beliefs and assumptions of management of the Company and on the information available to management at the time that these disclosures were prepared.  These statements can be identified by the use of words such as “expect”, “anticipate”, “estimate”, and “believe” and variations of these words and similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  The Company undertakes no obligation to update any forward-looking statements.